Filed Pursuant to Rule 424(b)(5)

Registration Number 333-238230

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common stock, par value $0.0001 per share	$150,000,000	$19,470

(1)

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. Payment of the registration fee at the time of filing of the Registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on May 13, 2020, was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED MAY 13, 2020)

$150,000,000

Common Stock

We have entered into an Equity Distribution Agreement, or Distribution Agreement, with Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Distribution Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, acting as sales agents.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “ALEC.” On May 12, 2020, the last reported sale price of our common stock was $28.24 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 3 of the accompanying prospectus, and in our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent Quarterly Reports on Form 10-Q contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC will act as sales agents and use reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds of any shares of common stock sold under the Distribution Agreement. In connection with the sale of our common stock on our behalf, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC may each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See the section titled “Plan of Distribution” on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley	Goldman Sachs & Co. LLC

The date of this prospectus supplement is May 13, 2020.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under the shelf registration process, we may, from time to time, offer and sell any combination of our securities described in the accompanying prospectus in one or more offerings. We are providing information to you about this offering of our common stock in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our common stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering of our common stock.

We provide information to you about this offering of shares of our common stock in this prospectus supplement, which describes the specific details regarding this offering. This prospectus supplement adds to, updates, and changes information contained in the accompanying prospectus and the information incorporated by reference therein with respect to this offering of our common stock. To the extent that any information in this prospectus supplement is inconsistent with the information in the accompanying prospectus or any information incorporated by reference therein, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

S-i

We have not, and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC have not, authorized any other person to provide you with any information different from that contained in this prospectus supplement and in the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf. We, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the accompanying prospectus or any free writing prospectus is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Information contained on our website is not part of this prospectus supplement or the accompanying prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, as used in this prospectus supplement and the accompanying prospectus, the terms “Alector,” “Alector, Inc.,” “Company,” “we,” “us” and “our” refer to Alector, Inc. and, where appropriate, its subsidiaries on a consolidated basis.

This prospectus supplement and the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus are the property of their respective owners.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, and the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC. This summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

ALECTOR, INC.

We are a clinical stage biopharmaceutical company pioneering immuno-neurology, a novel therapeutic approach for the treatment of neurodegeneration. Immuno-neurology targets immune dysfunction as a root cause of multiple pathologies that are drivers of degenerative brain disorders. We are developing therapies designed to simultaneously counteract these pathologies by restoring healthy immune function to the brain. Supporting our scientific approach, our Discovery Platform enables us to advance a broad portfolio of product candidates, validated by human genetics, which we believe will improve the probability of technical success over shorter development timelines. We are also expanding our Discovery Platform to other indications, such as the field of immuno-oncology. We believe that products focused on innate immune biology will complement and expand the efficacy of current immuno-oncology drugs that target the adaptive immune system. As a result, in the last six years, we have identified over 120 immune system targets, progressed over ten programs into preclinical research, and advanced four product candidates, AL001, AL002, AL003, and AL101 into clinical development.

COMPANY INFORMATION

We were initially formed as a limited liability company in Delaware in May 2013 under the name Alector LLC and completed our restructuring to a corporation in October 2017 under the name Alector, Inc. Our principal executive offices are located at 131 Oyster Point Boulevard, Suite 600, South San Francisco, California 94080. Our telephone number is 415-231-5660. Our website address is www.alector.com. Information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein, and the inclusion of our website address is an inactive textual reference only.

We use Alector, the Alector logo, and other marks as trademarks in the United States and other countries. This prospectus supplement and the accompanying prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $150,000,000.

Shares of common stock outstanding before this offering	79,016,469 shares

Shares of common stock outstanding after this offering	Up to 84,328,083 shares, assuming the sale of $150,000,000 of shares of our common stock in this offering at a price of $28.24 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on May 12, 2020. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as sales agents. See “Plan of Distribution” on page S-8.

Use of proceeds	We intend to use the net proceeds from this offering, if any, from this offering for general corporate purposes, which may include research, development and manufacturing of our product candidates, working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. See the section titled “Use of Proceeds” on page S-6 for more information.

Risk factors	Investing in our securities involves a high degree of risk. You should read the sections titled “Risk Factors,” beginning on page S-3 of this prospectus supplement and on page 3 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

The Nasdaq Global Select Market symbol	“ALEC”

The number of shares of common stock to be outstanding after this offering is based on 79,016,469 shares of common stock outstanding as of March 31, 2020, and excludes the following:

•

9,053,601 shares of common stock issuable upon exercise of options to purchase shares of our common stock outstanding as of March 31, 2020 under our 2017 Stock Option and Grant Plan (2017 Plan) and 2019 Equity Incentive Plan (2019 Plan), at a weighted-average exercise price of $13.64 per share;

•

210,000 shares of common stock issuable upon exercise of options to purchase shares of our common stock that we granted after March 31, 2020 under our 2019 Plan, at a weighted-average exercise price of $23.82 per share;

•

6,787,538 shares of common stock reserved for future issuance under our 2019 Plan as of March 31, 2020, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and

•

2,019,536 shares of common stock reserved for issuance under our 2019 Employee Stock Purchase Plan as of March 31, 2020, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Relating to the Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section titled “Use of Proceeds.” We intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include research, development and manufacturing of our product candidates, working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in the offering.

The offering price per share in this offering may exceed the as adjusted net tangible book value per share of our common stock outstanding as of March 31, 2020. Assuming that an aggregate of $150,000,000 of shares of our common stock are sold at a price of $28.24 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on May 12, 2020 and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $21.88 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2020 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and the vesting and settlement of outstanding restricted stock units could result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, including statements regarding our future results of operations and financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, regulatory approvals, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that are in some cases beyond our control and may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include, but are not limited to, statements about:

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results;

•	our intended use of the net proceeds from any sales of our common stock in this offering under this prospectus supplement;

•	the timing and focus of our future clinical trials, and the reporting of data from those trials;

•	our expectations regarding the impact of the coronavirus-19 (COVID-19) pandemic on our business;

•	our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy;

•	the expected potential benefits of strategic collaborations with third parties and our ability to attract collaborators with development, regulatory, and commercialization expertise;

•	our estimates of the number of patients in the United States who suffer from the diseases we are targeting and the number of patients that will enroll in our clinical trials;

•	the size of the market opportunity for our product candidates in each of the diseases we are targeting;

•	our ability to expand our product candidates into additional indications and patient populations;

•	the success of competing therapies that are or may become available;

•	the beneficial characteristics, safety, efficacy, and therapeutic effects of our product candidates;

•	the timing or likelihood of regulatory filings and approvals, including our expectation to seek special designations, such as orphan drug designation, for our product candidates for various diseases;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our plans relating to the further development and manufacturing of our product candidates, including additional indications that we may pursue;

•	existing regulations and regulatory developments in the United States and other jurisdictions;

•	our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials;

•	our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and the outcome of our ongoing arbitration proceedings;

•	the need to hire additional personnel and our ability to attract and retain such personnel;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•	our financial performance;

•	the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements; and

•	our anticipated use of our existing resources and the proceeds from this offering.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations, and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties, and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus supplement, whether as a result of any new information, future events, or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $150,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including research, development and manufacturing of our product candidates, working capital, capital expenditures, other corporate expenses and acquisitions of, or strategic transactions in, complementary products, technologies or businesses. We do not have agreements or commitments for any specific acquisitions or strategic transactions at this time.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of March 31, 2020, was $391.7 million, or $4.96 per share, based on the total number of shares of our common stock outstanding as of March 31, 2020. Net tangible book value is total tangible assets less our total liabilities divided by the number of outstanding shares of common stock.

After giving effect to the sale of an aggregate of $150,000,000 of shares of common stock in this offering at an assumed public offering price of $28.24 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on May 12, 2020, and after deducting offering commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2020, would have been $536.7, or $6.36 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $1.40 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of $21.88 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed public offering price per share		$28.24
Net tangible book value per share as of March 31, 2020	$4.96
Increase in net tangible book value per share attributable to new investors in offering	1.40

As adjusted net tangible book value per share after this offering		6.36

Dilution per share to new investors		$21.88

The number of shares of common stock to be outstanding after this offering is based on 79,016,469 shares of common stock outstanding as of March 31, 2020, and excludes the following:

•

9,053,601 shares of common stock issuable upon exercise of options to purchase shares of our common stock outstanding as of March 31, 2020 under our 2017 Plan and 2019 Plan, at a weighted-average exercise price of $13.64 per share;

•

210,000 shares of common stock issuable upon exercise of options to purchase shares of our common stock that we granted after March 31, 2020 under our 2019 Plan, at a weighted-average exercise price of $23.82 per share;

•

6,787,538 shares of common stock reserved for future issuance under our 2019 Plan as of March 31, 2020, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and

•

2,019,536 shares of common stock reserved for issuance under our 2019 Employee Stock Purchase Plan as of March 31, 2020, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or vesting and settlement of outstanding restricted stock units. To the extent that any outstanding options are exercised or outstanding restricted stock units are vested and settled, there will be further dilution to new investors.

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement, or the Distribution Agreement, with Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, under which we may issue and sell from time to time up to $150,000,000 of shares of our common stock through Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC as our sales agents. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Nasdaq Global Select Market or any other existing trading market for our common stock.

Each time we wish to issue and sell common stock under the Distribution Agreement, we will notify Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, unless Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC decline to accept the terms of the notice, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares of common stock up to the amount specified on such terms. The obligations of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC under the Distribution Agreement to sell our common stock are subject to a number of conditions that we must meet.

Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC will provide written confirmation to us following the close of trading on the Nasdaq Global Select Market each day in which shares of our common stock are sold under the Distribution Agreement. Each confirmation will include the number of shares of common stock sold on such day, the gross proceeds to us and the compensation payable by us to Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC in connection with the sales.

We will pay Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC commissions for their services in acting as agents in the sale of our shares. Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share of common stock sold under the Distribution Agreement. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC for certain specified expenses, including the fees and disbursements of their legal counsel.

We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC under the terms of the Distribution Agreement, will be approximately $500,000.

Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of common stock on our behalf, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC may each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the Distribution Agreement will terminate upon the termination of the Distribution Agreement as permitted therein.

Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and their affiliates have, from time to time, provided, and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they have, and may in the future receive customary fees. To the extent required by Regulation M, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement and the accompanying prospectus.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, will pass upon the validity of the shares of common stock offered hereby. Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are being represented by Davis Polk & Wardwell LLP, Menlo Park, California in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the offer and sale of our securities. This prospectus supplement and the accompanying prospectus, which constitute part of that registration statement, do not include all of the information contained in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus supplement or in the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.alector.com where these materials are available. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC (Commission File No. 001-38792):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 24, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 13, 2020;

•

the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019, from our definitive proxy statement relating to our 2020 annual meeting of stockholders, filed with the SEC on March 30, 2020;

•	our Current Reports on Form 8-K filed with the SEC on February 4, 2020, March 9, 2020 and March 24, 2020 (with respect to Item 5.02 under Form 8-K); and

•

the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on January 31, 2019, including any amendments thereto or reports filed for the purposes of updating this description.

Any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of our common stock to which this prospectus supplement relates will automatically be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Alector, Inc.

Attn: Investor Relations

131 Oyster Point Blvd. Suite 600

South San Francisco, California 94080

(415) 231-5660

PROSPECTUS

ALECTOR, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents we incorporated by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND IN ANY SIMILAR SECTION CONTAINED IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “ALEC.” On May 12, 2020, the last reported sale price of our common stock on Nasdaq was $28.24 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 13, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering and, to the extent appropriate, any updates to the information about us contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Alector,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Alector, Inc., unless the context indicates otherwise or unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

THE COMPANY

We are a clinical stage biopharmaceutical company pioneering immuno-neurology, a novel therapeutic approach for the treatment of neurodegeneration. Immuno-neurology targets immune dysfunction as a root cause of multiple pathologies that are drivers of degenerative brain disorders. We are developing therapies designed to simultaneously counteract these pathologies by restoring healthy immune function to the brain. Supporting our scientific approach, our Discovery Platform enables us to advance a broad portfolio of product candidates, validated by human genetics, which we believe will improve the probability of technical success over shorter development timelines. We are also expanding our Discovery Platform to other indications, such as the field of immuno-oncology. We believe that products focused on innate immune biology will complement and expand the efficacy of current immuno-oncology drugs that target the adaptive immune system. As a result, in the last six years, we have identified over 120 immune system targets, progressed over ten programs into preclinical research, and advanced four product candidates, AL001, AL002, AL003, and AL101 into clinical development.

We were initially formed as a limited liability company in Delaware in May 2013 under the name Alector LLC and completed our restructuring to a corporation in October 2017 under the name Alector, Inc. Our principal executive offices are located at 131 Oyster Point Blvd., Suite 600, South San Francisco, California 94080. Our telephone number is (415) 231-5660. Our website address is www.alector.com. We also use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described under the caption “Risk Factors” contained in the applicable prospectus supplement, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock, par value $0.0001 per share, of the Company;

•	shares of preferred stock, par value $0.0001 per share, of the Company;

•	debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible;

•	warrants to purchase from us shares of our common stock or preferred stock or other securities;

•	purchase contracts; and

•	units representing two or more of the foregoing securities.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of any debt securities, warrants, purchase contracts or units issued by us that may be offered or sold pursuant to this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws. Copies of these documents were filed with the SEC and referenced in the exhibits to our registration statement, of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. All of our outstanding shares of common stock are fully paid and non-assessable.

Common Stock

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ALEC.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription, or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing change in our control or other corporate action.

Registration Rights of Certain Stockholders

Under our registration rights agreement, as amended, certain holders of shares of common stock or their transferees have the right to require us to register the offer and sale of their shares, or to include their shares in any registration statement we file, in each case as described below.

Demand Registration Rights

Certain holders of shares of our common stock are entitled to certain demand registration rights. The holders of at least 25% of the shares (or a lesser percent for which the anticipated aggregate offering price would be at least $15 million) having registration rights then outstanding can request that we file a registration statement to register the offer and sale of their shares. We are only obligated to effect up to two such registrations. Each such request for registration must cover securities the anticipated aggregate public offering price of which, before deducting underwriting discounts and commissions, is at least $15 million. These demand registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances. If we determine that it would be seriously detrimental to us and our stockholders to effect such a demand registration, we have the right to defer such registration, not more than once in any twelve month period, for a period of up to 60 days.

Form S-3 Registration Rights

Certain holders of shares of our common stock are entitled to certain Form S-3 registration rights. At any time when we are eligible to file a registration statement on Form S-3, the holders of the shares having these rights then outstanding can request that we register the offer and sale of their shares of our common stock on a registration statement on Form S-3 so long as the request covers securities the anticipated aggregate public offering price of which is at least $3 million. These stockholders may make an unlimited number of requests for registration on a registration statement on Form S-3. However, we will not be required to effect a registration on Form S-3 if we have effected two such registrations within the twelve month period preceding the date of the request. Additionally, if we determine that it would be seriously detrimental to us and our stockholders to effect such a demand registration, we have the right to defer such registration, not more than once in any twelve month period, for a period of up to 60 days.

Piggyback Registration Rights

Certain holders of shares of our common stock are entitled to certain “piggyback” registration rights. If we propose to register the offer and sale of shares of our common stock under the Securities Act, all holders of these shares then outstanding can request that we include their shares in such registration, subject to certain marketing and other limitations, including the right of the underwriters to limit the number of shares included in any such registration statement under certain circumstances. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (1) a registration related to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, (2) a registration in which the only stock being registered is common stock issuable upon conversion of debt securities also being registered, or (3) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of our common stock, the holders of these shares are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.

Expenses of Registration

We will pay all expenses relating to any demand registrations, Form S-3 registrations, and piggyback registrations, subject to specified exceptions.

Termination

The registration rights terminate upon the earliest of (1) the date that is five years after the closing of our initial public offering and (2) a deemed liquidation event (as defined in our amended and restated certificate of incorporation, in effect prior to the completion of our initial public offering).

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of Delaware law and certain provisions that are included in our amended and restated certificate of incorporation and amended and restated bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our amended and restated certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences, or relative, participation, optional, and other special rights, if any, and any qualifications, limitations, or restrictions, of the shares of such series.

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, designated Class I, Class II, and Class III. Each class is an equal number of directors, as nearly as possible, consisting of one-third of the total number of directors constituting the entire board of directors. The term of initial Class I directors shall terminate on the date of the 2022 annual meeting, the term of the Class II directors shall terminate on the date of the 2023 annual meeting, and the term of the initial Class III directors shall terminate on the date of the 2021 annual meeting. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.

Removal of Directors

Our amended and restated certificate of incorporation provides that stockholders may only remove a director for cause by a vote of no less than a majority of the shares present in person or by proxy at the meeting and entitled to vote.

Director Vacancies

Our amended and restated certificate of incorporation authorizes only our board of directors to fill vacant directorships.

No Cumulative Voting

Our amended and restated certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.

Special Meetings of Stockholders

Our amended and restated certificate of incorporation and amended and restated bylaws provides that, except as otherwise required by law, special meetings of the stockholders may be called only by the Chairperson of our board of directors, the Chief Executive Officer, the President, or our board of directors acting pursuant to a resolution adopted by a majority of the board of directors.

Advance Notice Procedures for Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally will have to be delivered to and received at our principal executive offices before notice of the meeting is issued by the secretary of the company, with such notice being served not less than 90 nor more than 120 days before the meeting. Although the amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.

Amending our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation may be amended or altered in any manner provided by the Delaware General Corporation Law (“DGCL”). Our amended and restated bylaws may be adopted, amended, altered, or repealed by stockholders only upon approval of at least majority of the voting power of all the then outstanding shares of the common stock, except for any amendment of certain provisions set forth in the bylaws, which would require the approval of a two-thirds majority of our then outstanding common stock. Additionally, our amended and restated certificate of incorporation provides that our bylaws may be amended, altered, or repealed by the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval, except as required by the listing standards of Nasdaq, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Jurisdiction

Our amended and restated bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware, is the exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee to the us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, except, in each case, (A) any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than such court, or (C) for which such court does not have subject matter jurisdiction. Although our amended and restated bylaws contain the exclusive of forum provisions described above, it is possible that a court could find that such provision is inapplicable for a particular claim or action or that such provision is unenforceable, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Business Combinations with Interested Stockholders

We are governed by Section 203 of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are expressly authorized to, and do, carry directors’ and officers’ insurance providing coverage for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive directors.

The limitation on liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Alector, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.alector.com where these materials are available. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only. This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 24, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 13, 2020;

•

the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019, from our definitive proxy statement relating to our 2020 annual meeting of stockholders, filed with the SEC on March 30, 2020;

•	our Current Reports on Form 8-K filed with the SEC on February 4, 2020, March 9, 2020 and March 24, 2020 (with respect to Item 5.02 under Form 8-K); and

•

the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on January 31, 2019, including any amendments thereto or reports filed for the purposes of updating this description.

Any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our securities to which this prospectus relates will automatically be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Alector, Inc.

Attn: Investor Relations

131 Oyster Point Blvd. Suite 600

South San Francisco, California 94080

(415) 231-5660

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.